UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2023 (July 10, 2023)

Sustainable Development Acquisition I Corp.

(Exact name of registrant as specified in its charter)

Commission file number 001-40002

Delaware	85-4353398
(State or other jurisdiction of incorporation )	(I.R.S. Employer Identification Number)

5701 Truxtun Avenue, Suite 201

Bakersfield, California 93309

(Address of registrant’s principal executive offices) (Zip Code)

(323) 329-821

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-half of one redeemable Warrant	SDACU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value	SDAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock, each at an exercise price of $11.50 per share	SDACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On July 10, 2023, the directors (the “Directors”) of Sustainable Development Acquisition I Corp. (the “Company”) determined to dissolve and liquidate the Company in accordance with the provisions of the Company’s Amended and Restated Certificate of Incorporation (as further amended on February 2, 2023, the “Certificate of Incorporation”), and the Investment Management Trust Agreement, between the Company and Continental Stock Transfer & Trust Company (“CST” or the “Trustee”), dated as of February 4, 2021 (the “Trust Agreement”). Accordingly, the Company will redeem all of its Class A Common Stock, $0.0001 par value (the “Public Shares”) that were issued in its initial public offering (the “IPO”), at a per-share redemption price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined in the Trust Agreement), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to US$100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares in issue, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any).

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed the Trustee of the Trust Account to take all necessary actions to liquidate the Trust Account. The proceeds of the Trust Account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Holders may redeem their shares for their pro rata portion of the proceeds of the Trust Account (less $100,000 of interest to pay dissolution expenses) by delivering their Public Shares or units to CST, as transfer agent. Investors holding through a broker need to take no action in order to receive payment. The redemption of the Public Shares is expected to be completed on or about July 24, 2023 (the “Redemption Date”). At the close of business on the business day prior to the Redemption Date, the Company will stop trading its Public Shares, and each Public Share held at that time will represent the right to receive the redemption amount of approximately $10.39.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants.

The Company’s initial shareholders, sponsors, officers and directors have waived their rights to liquidating distributions from the Trust Account with respect to any private placement shares or founder shares they hold. However, if the Company’s initial shareholders, sponsor or management team acquired any Public Shares or units in or after the Company’s initial public offering, they are entitled to liquidating distributions from the Trust Account with respect to such Public Shares.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

On July 13, 2023, the Company issued a press release announcing that it intends to dissolve and liquidate in accordance with the provisions of its Certificate of Incorporation and Trust Agreement and will redeem all of its Public Shares. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release, dated as of July 13, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sustainable Development Acquisition I Corp. Registrant

Date: July 13, 2023	By:	/s/ Nicole Neeman Brady
Nicole Neeman Brady
Chief Executive Officer